CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated November 17, 2006 relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion) of ArvinMeritor, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of ArvinMeritor, Inc. for the year ended September 30, 2006, and to the reference to us under the heading “Experts” for the year ended September 30, 2006, in the following Registration Statements of ArvinMeritor, Inc.:

Form	Registration No.	Purpose

S-3	333-134409	Registration of convertible notes, guarantees and common stock
S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Detroit, Michigan

November 17, 2006